SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2002
Date of Report (Date of earliest event reported)

MANTECH INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49604	22-1852179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices)

(703) 218-6000
(Registrant’s telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On December 11, 2002, ManTech International Corporation announced that its acquisition by way of merger of CTX Corporation had closed.

Under the terms of the merger agreement by and among CTX Corporation, certain shareholders of CTX Corporation, ManTech Epsilon Corporation, and ManTech International Corporation, ManTech Epsilon Corporation, a newly formed subsidiary of ManTech International Corporation, merged with and into CTX Corporation, with CTX Corporation surviving the merger as a wholly owned subsidiary of ManTech International Corporation operating under the new name ManTech CTX Corporation. The purchase price for the transaction was $34 million in cash and the repayment at closing of existing CTX debt of approximately $1.3 million. ManTech funded this acquisition using proceeds from its initial public offering completed in February 2002 and borrowings from its existing credit facility with Citizens Bank of Pennsylvania, PNC Bank N.A., Branch Banking and Trust Company of Virginia, and Chevy Chase Bank, F.S.B. The purchase price was determined based on arm’s length negotiations among the parties.

CTX Corporation, based in Vienna, Virginia, is a leading provider of engineering, sophisticated information technology and network security solutions to government customers, primarily within the intelligence community.

The summary of the transaction described above is qualified by reference to the Agreement and Plan of Merger, by and among CTX Corporation, certain shareholders of CTX Corporation, ManTech Epsilon Corporation, and ManTech International Corporation, dated December 5, 2002, the press release dated December 6, 2002, regarding the signing of the transaction and the press release dated December 11, 2002, regarding the closing of the transaction, all of which are attached as exhibits hereto and incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Financial statements otherwise provided pursuant to Item 7(a)(1) are not required for this transaction pursuant to Articles 3 and 11 of Regulation S-X (specifically § 210.3-05 and Reg. § 210.11-01).

(b) Pro Forma Financial Information.

Pro forma financial information otherwise provided pursuant to this Item 7(b)(1) is not required for this transaction pursuant to Articles 3 and 11 of Regulation S-X (specifically § 210.3-05 and Reg. § 210.11-01).

(c) Exhibits

2.1
Agreement and Plan of Merger, by and among CTX Corporation, certain shareholders of CTX Corporation, ManTech Epsilon Corporation, and ManTech International Corporation, dated December 5, 2002. Pursuant to Item 601(b)(2) of Regulation S- K, the exhibits and schedules to the Agreement and Plan of Merger are omitted. A list of such exhibits and schedules appears in the table of contents to the Agreement and Plan of Merger.

99.1	*Press Release regarding the signing of the Agreement and Plan of Merger dated December 6, 2002.

99.2	Press Release regarding completion of the acquisition dated December 11, 2002.

*Incorporated by reference from ManTech’s Current Report on Form 8-K dated, and filed on December 6, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 26th day of December, 2002.

MANTECH INTERNATIONAL CORPORATION

/s/ John A. Moore, Jr.
Name: John A. Moore, Jr . Title: Executive Vice President, Chief Financial Officer and Treasurer